Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, and 333-89653) and Form S-3 (No. 333-87076) of LookSmart, Ltd. of our report dated January 23, 2003, except as to Note 19, which is as of March 14, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California August 1, 2003